Exhibit 99.1
Veradermics Achieved the Highest VDPHL01 Reported Hair Count in the Phase 3 Program to Date in Positive 12-Month Study '302' Data in Male Pattern Hair Loss
VDPHL01, a novel orally-administered extended-release minoxidil formulation, demonstrated Target Area Hair Count (TAHC) deepening in twice-daily (BID) and maintenance in once-daily (QD) treatment arms with increases in non-vellus hair counts of 43.9 hairs/cm 2 (BID) and 29.7 hairs/cm2 (QD) from baseline at Month 12
12-month long-term data demonstrated consistency of hair growth across patient-reported outcomes (PRO) with 89.1% (BID) and 79.8% (QD) reporting visible improvement and 68.0% (BID) and 48.4% (QD) of participants reporting ‘much improved’ or ‘improved’ hair coverage
Favorable 12-month long-term safety and tolerability profile remained consistent with previously reported data, with no new safety signals and no adverse event-related study discontinuations observed after an additional 6 months of treatment
These 12-month long-term results combined with previously reported positive topline findings from Part A of Study ‘302’ and ‘304’ reinforce the potential for VDPHL01 to become the first FDA-approved, non-hormonal, oral treatment for the 50 million men with pattern hair loss in the U.S.
Conference call and webcast scheduled for 8:00 a.m. ET today
NEW HAVEN, Conn.--(BUSINESS WIRE)--Nov. 09, 2026-- Veradermics, Incorporated (NYSE: MANE), a dermatologist-founded, late-stage biopharmaceutical company focused on developing innovative therapeutics for pattern hair loss, today announced positive topline results from Part B of its randomized, double-blind, placebo-controlled, registration-directed Phase 2/3 clinical trial (Study ‘302’) evaluating VDPHL01, an investigational, proprietary, extended-release oral minoxidil formulation, in over 500 males with mild-to-moderate pattern hair loss. These positive results, combined with previously reported positive topline findings from Study ‘302’ Part A and Phase 3 Study ‘304’ Part A, position VDPHL01 to potentially become the first FDA-approved oral pill in nearly 30 years for pattern hair loss and a potential new treatment option for the 50 million men with pattern hair loss in the U.S. To date, data has been reported for more than 1,000 participants in registration-directed studies of VDPHL01 for the treatment of male pattern hair loss.
"The 12-month long-term data from Study ‘302’ represent an important milestone in our efforts to provide a new standard of care for male pattern hair loss, demonstrating maintenance of improvement across all key efficacy endpoints and deepening of the target area hair count in the twice-daily VDPHL01 group," said Reid Waldman, M.D., Chief Executive Officer of Veradermics. "VDPHL01 was also well tolerated with no newly-identified safety signals. These data support the potential of VDPHL01 to transform the treatment of pattern hair loss."
Study ‘302’ enrolled 519 patients who were randomized to receive either VDPHL01 8.5mg once daily (QD), VDPHL01 8.5mg twice daily (BID), or placebo for 6 months. After Month 6, patients in the placebo group were crossed over into VDPHL01 treatment arms for the remaining 6 months.

Deepened or Maintained Effect of Hair Growth in the VDPHL01 Continued Group
In Part B of Study ‘302’, participants in the VDPHL01 continued group had an increase in non-vellus hair count of 43.9 hairs/cm2 and 29.7 hairs/cm2 in twice-daily (BID) and once-daily (QD) treatment arms from baseline to Month 12, respectively. These results demonstrated a deepening of hair growth in the BID dose arm and maintenance of hair growth for the QD dose arm.
At Month 12 of treatment with VDPHL01, 89.1% of participants in the BID dose arm and 79.8% of participants in the QD dose arm reported visible improvement in hair coverage on the Androgenetic Alopecia Impact Rating Scale (AAIRS). Additionally, 68.0% of participants in the BID dose arm and 48.4% of participants in the QD dose arm achieved ‘improved’ or ‘much improved’ hair coverage on the AAIRS.
Investigator perception of hair growth further supported the consistency of meaningful hair growth reported by participants, with investigators grading 92.2% (BID) and 74.4% (QD) of participants as having improved hair coverage using the Investigator Global Assessment (IGA) scale. The consistency of response observed at both the Month 6 and Month 12 timepoints, together with high rates of improvement reported by both participants and investigators, may increase the potential for long-term patient adherence to VDPHL01, if approved.
12-Month Long-Term Safety and Tolerability in the VDPHL01 Continued Group
Treatment with VDPHL01 was generally well tolerated through Month 12 with an overall safety profile consistent with Part A of Study ‘302’ and Study ‘304’. No treatment-related SAEs, no AESIs of cardiac origin, and no new safety signals were observed in the study. No TEAEs leading to study discontinuation were observed between Month 6 and Month 12 in the VDPHL01 continued group.
Placebo Crossed Group Demonstrated a Favorable Safety and Tolerability Profile and Achieved Clinically Meaningful Benefit Following 6 Months of Treatment
At Month 12, participants in the BID and QD placebo crossed treatment arms had an increase in non-vellus hair count of 32.1 hairs/cm2 and 24.5 hairs/cm2, respectively. Visible improvements in hair coverage for participants in the placebo crossed group were reported by 82.0% of participants in the BID dose arm and 73.2% of participants in the QD dose arm on the AAIRS. Additionally, 60.7% of participants in the BID dose arm and 42.9% of participants in the QD dose arm achieved ‘improved’ or ‘much improved’ hair coverage on the outcome.
Further, the consistency of clinically meaningful hair growth reported by participants was supported by investigator perception of hair growth, with investigators grading 83.9% and 80.0% of BID and QD participants in the placebo crossed group, respectively, as having improved hair coverage at Month 12 using the IGA scale. Treatment in the placebo crossed group was generally well tolerated with a safety profile comparable to those observed in the VDPHL01 continued group.
"Pattern hair loss is epidemiologically the most common condition in dermatology; however, only a small fraction of patients seek prescription treatment, and an even smaller fraction of patients are satisfied with their treatment. Many patients hesitate to treat their pattern hair loss today because they are either concerned about safety of hormonal agents and off-label therapies or because they do not believe today’s treatments make visible hair regrowth a realistic possibility," said Michael Gold, M.D., Board-certified Dermatologist, Study ‘302’ Investigator and paid consultant of Veradermics. "These results from Study ‘302’ and the overall VDPHL01 Phase 3 program give me hope that patients could finally have an option that meets their needs, potentially providing a reason for the tens of millions of people silently suffering on the sidelines to seek treatment."
Study ‘302’ Part B is part of Veradermics’ registration-directed development program to support the potential approval of VDPHL01 in both male and female pattern hair loss. In October 2026, Veradermics announced positive topline results from Part A of its randomized, double-blind, placebo-controlled Phase 3 Study ‘304’ evaluating VDPHL01 in over 500 males with mild-to-moderate pattern hair loss which represented the completion of all planned placebo-controlled data for male pattern hair loss. The Company anticipates announcing data from its female pattern hair loss Phase 2/3 trial, Study ‘306’, in the first half of 2027.
Veradermics will host a conference call and live webcast today at 8:00 a.m. ET to discuss the topline Study ‘302’ Part B results. A live webcast will be available on the Events page in the Investors section of the Company’s website. A replay will be available following the call.
About VDPHL01
VDPHL01 (extended-release minoxidil tablet) is a proprietary investigational, oral non-hormonal drug in Phase 3 development for pattern hair loss in both women and men. VDPHL01 leverages extended-release technology to deliver a minoxidil product with the potential for improved efficacy and safety. The proprietary extended-release formulation utilizes a gel matrix designed to deliver long-lasting, steady release of minoxidil for sustained absorption. VDPHL01 has been shown to avoid the high peak concentrations of immediate-release oral minoxidil, while extending time above the minimum hair growth threshold to increase time for hair to grow. If approved, VDPHL01 would be the only FDA-approved oral non-hormonal treatment for pattern hair loss in both male and female patients. VDPHL01 is protected by a broad library of patents and patent applications related to the key innovations of VDPHL01. The earliest expiring patent term is 2043.
About the VDPHL01 Registration-Directed Clinical Development Program
The registration-directed clinical development program for VDPHL01 comprises three multicenter, randomized, double-blind, placebo-controlled trials that together enrolled more than 1,600 adult men and women with mild-to-moderate pattern hair loss.
Each trial employs a 52-week design consisting of a 6-month placebo-controlled period followed by a 6-month extension in which all participants receive VDPHL01. Each trial has the same co-primary endpoints at Month 6: change from baseline in non-vellus target area hair count (TAHC), and the proportion of participants reporting “improved” or “much improved” hair coverage on the Androgenetic Alopecia Impact Rating Scale (AAIRS). Studies ‘302’ and ‘306’ include a Phase 2 component to further assess the proprietary patient-reported outcome (PRO) measures used across the program.
These trials are designed to support the potential FDA approval of VDPHL01 in both male and female pattern hair loss and include:
•Study ‘302’ (NCT06724614): Phase 2/3 trial of VDPHL01 8.5 mg once and twice daily in 519 men.
•Study ‘304’ (NCT06972264): Phase 3 trial of VDPHL01 8.5 mg once and twice daily in 536 men.

•Study ‘306’ (NCT07146022): Phase 2/3 trial of VDPHL01 4.5 mg once and twice daily in 556 women. It is the first registration-directed trial of an oral therapy specifically for female pattern hair loss in the U.S.
The program builds on earlier clinical studies of VDPHL01, including Study ‘207,’ an open-label Phase 2 proof-of-concept trial in men and women with pattern hair loss, and a Phase 1 pharmacokinetic study.
About Pattern Hair Loss
Pattern hair loss, also known as androgenetic alopecia, affects an estimated 80 million people in the United States (30 million women and 50 million men). Pattern hair loss can have a significant impact on quality of life, affecting an individual’s mental health and relationships. People with pattern hair loss often experience depression, low self-esteem, and social withdrawal. There have been no new FDA-approved prescription medicines for pattern hair loss in nearly 30 years. In addition, current treatments include over-the-counter “nutraceuticals” that produce inconsistent results and contribute to high dissatisfaction among patients and healthcare providers. The prevalence of pattern hair loss and the market demand for new treatments contribute to making it the largest aesthetics market worldwide, projected to reach approximately $30 billion by 2028.
About Veradermics, Inc.
Veradermics is a dermatologist-founded, late clinical-stage biopharmaceutical company focused on developing innovative therapeutics for pattern hair loss. Veradermics aims to develop a focused portfolio of aesthetic dermatology product candidates targeting high-prevalence dermatologic conditions, with potential selective development of medical dermatology product candidates. Its lead program, VDPHL01, is being developed as an oral, non-hormonal treatment for men and women with pattern hair loss, to reduce the barriers to wide adoption of chronic hair loss therapy and potentially transform pattern hair loss treatment. VDPHL01 is an oral, extended-release proprietary formulation of minoxidil, a proven hair growth agent, designed to maximize minoxidil’s impact on hair restoration while minimizing the risk of cardiac activity. For additional information, visit www.veradermics.com and follow us on LinkedIn and Instagram.
Forward-Looking Statements
This press release contains forward-looking statements, which involve risks, uncertainties and contingencies, many of which are beyond the control of Veradermics, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements regarding the clinical profile of VDPHL01, including its safety profile; the perceived benefits of VDPHL01; VDPHL01’s potential to become the new standard of care for the 50 million men with pattern hair loss in the U.S.; the perceived efficacy of VDPHL01; the design and objectives of Veradermics’ registration-directed clinical development program, including its potential to support regulatory approval of VDPHL01 for both male and female pattern hair loss, and the timing of any such approval; the timing of reporting additional clinical results, including anticipated data from Studies ‘304’ and ‘306’; VDPHL01’s potential to become the first FDA-approved non-hormonal oral treatment for pattern hair loss; the projected size of the market for pattern hair loss; and the scope and duration of patent protection for VDPHL01. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including: Veradermics’ limited operating history with no products approved for commercial sale; Veradermics’ incurrence of substantial losses since its inception, anticipation of incurring substantial and increasing losses for the foreseeable future and need for substantial additional financing to achieve its goals; Veradermics’ anticipation that its success will depend on the approval and successful commercialization of VDPHL01, which is its lead product candidate, and if Veradermics is unable to obtain regulatory approval for, and successfully commercialize, VDPHL01, or any other current or future product candidates, or experience significant delays in doing so, its business will be materially harmed; the risk that adverse events or undesirable side effects are caused by Veradermics’ product candidates; competition from other companies; and other risks and uncertainties identified in the “Risk Factors” section of Veradermics’ Quarterly Report on Form 10-Q, for the period ended June 30, 2026, and subsequent filings with the U.S. Securities and Exchange Commission. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Veradermics’ control, these forward-looking statements should not be relied upon as guarantees of future events. Moreover, Veradermics operates in an evolving environment. New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. These forward-looking statements speak only as of the date of this press release, and Veradermics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
Contacts
Media:
Catherine Collier Kyroulis
Media@veradermics.com
(917) 886-5586

Investors:
investors@veradermics.com